SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549




                            FORM 11-K
                          ANNUAL REPORT
                 Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934









(Mark One):

 X ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED].
     For the fiscal year ended December 31, 1995

                                OR

     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED].
     For the transition period from _______ to _______

Commission File number 33-55403

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                     Dominion Resources, Inc.
                      Employee Savings Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                     DOMINION RESOURCES, INC.
                          P.O. Box 26532
                       901 East Byrd Street
                  Richmond, Virginia 23261-6532

                    DOMINION RESOURCES, INC.
                     EMPLOYEE SAVINGS PLAN

                      FINANCIAL STATEMENTS

                       TABLE OF CONTENTS

                                                         Pages

Independent Auditors' Report                              F-2

Financial Statements:

     Statements of Net Assets Available for Plan
      Benefits as of December 31, 1995 and 1994           F-3

     Statements of Changes in Net Assets Available
      for Plan Benefits for the Years Ended
      December 31, 1995, 1994 and 1993                    F-4

     Notes to Financial Statements                        F-5 - F-14

Supplemental Schedules:

     Item 27a - Schedule of Assets Held for Investment
                       Purposes                           F-15

     Item 27d - Schedule of Reportable Transactions            F-16


Schedules Omitted:

The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto

Schedules I, II and III.




INDEPENDENT AUDITORS' REPORT

To the Organization and Compensation Committee of the Board of Directors of Dominion Resources, Inc.

We have audited the accompanying financial statements of the Dominion Resources, Inc. Employee Savings Plan as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, listed in the Table of Contents on page F-1. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of 1) assets held for investment purposes as of December 31, 1995 and 2) reportable transactions for the year ended December 31, 1995 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



Deloitte & Touche LLP
Richmond, Virginia
June 18, 1996







                     DOMINION RESOURCES, INC.
                      EMPLOYEE SAVINGS PLAN

       STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        _________________
                                                      December 31,
         ASSETS                                  1995           1994
Dominion Resources, Inc.,
 common stock
 (1995: shares 6,511,068, cost $222,501,788
  1994: shares 6,431,777, cost $214,077,168)    $268,581,579 $231,543,973

Balanced Fund
 (1995 cost $19,259,186;
 (1994 cost $13,275,944)                          19,327,683   11,739,660

America's Utility Fund
 (1995 cost $17,422,004;
 (1994 cost $16,473,052)                          18,223,585   13,420,187

Equity Index Fund
 (1995 cost $28,159,639;
 (1994 cost $16,675,190)                          36,203,926   17,001,227

NationsBank Employee Benefit Stable
 Capital Fund (Collective Funds)
 (1995 cost $26,100,267;
  1994 cost $27,272,287)                          29,971,471   29,492,668

U.S. Treasury Notes
 (cost $9,717,333)                                         0    9,267,834

Loans to participants at face value                3,981,946    5,057,889

Short Term Investments

  Temporary cash investments at cost
  (approximates market value)                      3,519,223    8,508,643

  U.S. Treasury Bill                               6,770,930            0
  (cost $6,679,760)

Cash                                                 533,163      253,928
  Total Investments                              387,113,506  326,286,009

Interest Receivable                                   12,351       86,200

Contributions Receivable                              24,168       23,784

Other Receivables                                        774       27,821
  Total                                         $387,150,799 $326,423,814

LIABILITIES AND NET ASSETS
AVAILABLE FOR PLAN BENEFITS

Distributions payable to participants           $    520,594 $    227,402

Other liabilities                                     62,008          684

Net assets available for Plan benefits           386,568,197  326,195,728

   Total                                        $387,150,799 $326,423,814

The accompanying notes are an integral part of the financial statements.


                     DOMINION RESOURCES, INC.
                      EMPLOYEE SAVINGS PLAN

 STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        _________________



                                        For the Years Ended December 31,
                                       1995           1994           1993
Investment income:

    Dividends                      $ 19,244,113   $18,143,556   $ 17,087,299
    Interest and other                  892,225     1,316,680      2,072,323
       Total investment income       20,136,338    19,460,236     19,159,622

  Realized gain (loss)                3,032,198    (8,659,027)     2,592,093

  Unrealized appreciation
    (depreciation)                   47,050,107   (54,709,337)    32,902,256

  Transfer of participants'
    assets to the Plan from the
    Virginia Power Hourly
    Employee Savings Plan               325,430     8,319,378      1,839,714

  Contributions:
    Participants                     22,329,543    22,908,667     22,002,757
    Participating companies           8,363,366     8,713,218      8,757,674

       Total additions              101,236,982    (3,966,865)    87,254,116

  Distributions to
    participants                     40,517,577    52,181,439     19,345,601

  Administrative expense                346,936       314,564        417,366

       Total deductions              40,864,513    52,496,003     19,762,967

  Net increase (decrease) before
   Cumulative Effect of a Change
   in Accounting Principle           60,372,469   (56,462,868)    67,491,149

  Cumulative Effect of a Change
    in Accounting Principle
    (Note 1)                                                       5,865,420

       Net increase (decrease)       60,372,469   (56,462,868)    73,356,569
  Net assets available for Plan
    benefits:
      Beginning of year             326,195,728   382,658,596    309,302,027
      End of year                  $386,568,197  $326,195,728   $382,658,596







The accompanying notes are an integral part of the financial statements.





                    DOMINION RESOURCES, INC.
                     EMPLOYEE SAVINGS PLAN
                 NOTES TO FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

General:

Dominion Resources, Inc. (Dominion Resources), offers its common stock along with other investment options (see footnote 6 for additional information) to participants in the Dominion Resources, Inc. Employee Savings Plan (the Plan). Virginia Electric and Power Company (Virginia Power), a wholly-owned subsidiary of Dominion Resources, is the designated Plan sponsor, fiduciary and administrator. The Plan financial statements are prepared using the accrual basis of accounting.

For additional information concerning the Plan, see Plan documents.

Investment Income:

Dividend income is recognized on the ex-dividend date.

Investment Valuations:

Investments in securities traded on a national securities exchange are stated at the last reported sales price on the last working day of each month. Investments in mutual funds are stated at fair value based upon quoted net asset values reported on recognized securities exchanges on the last business day of the plan year. Investments in bank common trust funds (funds) are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the bank sponsoring such funds by dividing the fund's net assets by its units outstanding at the valuation dates.

Distributions:

Distributions from the Plan are recorded on the valuation date of the month in which a participant terminated employment, retired, or submitted a valid withdrawal request.

Change in Accounting Principle:

In 1993, the Plan changed its method of accounting for distributions payable to comply with the 1993 AICPA Audit and Accounting Guide, Audits of Employee Benefit Plans. The new guidance requires that distributions payable to participants who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. As of December 31, 1995 and 1994, respectively net assets available for Plan benefits included benefits of $3,197,458 and $12,544,952 due to participants who have withdrawn from participation in the Plan.

2.  Plan Participants

Any subsidiary of Dominion Resources may become a party to the Plan by adopting the Plan for the benefit of its qualified salary employees subject to approval of the Board of Directors of Dominion Resources. All Dominion Resources' subsidiaries comprise the Plan's Participating Companies.

There were 6,356 and 6,509 participants in the Plan as of December 31, 1995 and 1994, respectively.


3.  Contributions

Under the terms of the Plan, participants may make contributions to the Plan under the Regular Option and the Savings Plus Option. The Regular Option allows participants to make after-tax contributions to the Plan. The Savings Plus Option allows participants to contribute to the Plan with before-tax dollars.

A maximum of 16% of the participant's eligible earnings can be invested in the Plan. Of this 16%, up to 10% can be invested on a tax-deferred basis under the Savings Plus Option. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

4.  Vesting Provisions

Participants become vested in their own contributions immediately and in the Participating Companies' matching contributions at the earlier of (a) the beginning of the third year following the year in which the contribution was made or (b) the date the participant completes five years of service with the Company. Matching contributions vest immediately for participants aged 55 or older.

5.  Forfeiture Provisions

Participating Companies' contributions and related earnings, which participants forfeit as a result of withdrawing their contributions prior to vesting, are applied to reduce future Participating Companies' contributions. Such forfeitures amounted to $15,502, $40,687, and $98,372 for the years ended December 31, 1995, 1994, and 1993, respectively.

6.  Investment Options

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

Interest-Bearing Fund - This fund's focus is on preservation of principal and the primary investments are in high quality fixed income securities.

Balanced Fund - Thirty percent of this fund is invested in equity securities and the residual is invested in fixed income securities. It is designed to produce stable long-term principal growth.

America's Utility Fund - Investments are in the common stock of electric, gas and telephone utilities, which are intended to provide high income and moderate principal growth. America's Utility Fund is sponsored and administered by a subsidiary of Dominion Resources, Inc.

Equity Index Fund - The objective is to provide a return equal to the return on the U.S. stock market as measured by the Standard and Poor's 500 Index.

Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a three or four year period.

Participating Companies' matching contributions are invested only in the DRI Common Stock Fund and cannot be transferred to other funds.

Employee contributions may be invested in any option (except the loan fund) in 10% increments totaling to 100%. Changes in investment options may be selected four times a year, to be effective the first day of each quarter.

                               F-6

7.  Income Taxes

The Plan is a qualified employees' profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402(a) of the Internal Revenue Code, a participant is not taxed on the income and contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

The Plan obtained its latest determination letter on November 9, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

8.  Trustee

Virginia Power has entered into a Trust Agreement with Signet Trust Company with respect to the DRI Common Stock, America's Utility, Equity Index, and Balanced Funds. NationsBank serves as Trustee of the Plan with respect to the Interest Bearing Fund.

9.  Loans to Participants

Participants are eligible to secure loans against their plan assets. The maximum loan amount is the lesser of:

 .  50% of the vested account balance

 . $50,000 (reduced by the maximum outstanding loan balance during the prior twelve months)

The loans are interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter, however, the rate is fixed at the inception of the loan for the life of the loan.

Participants make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.

10. Fund Information

Statements of Net Assets Available for Benefits by Fund at December 31, 1995 and 1994, and Statements of Changes in Net Assets Available for Plan Benefits by Fund for the years ended December 31, 1995, 1994, and 1993 follows:








Dominion Resources, Inc.
Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1995

                                                                                                                   Nonparticipant
                                                                  Participant Directed                                Directed
                                         DRI Common                             Equity                             DRI Common
                                           Stock      Interest    America's      Index      Balanced    Loan         Stock
                             Total         Fund     Bearing Fund  Utility Fund    Fund        Fund       Fund        Fund
Assets

Common Stock            $268,581,579   $130,450,074                                                                $138,131,505
Mutual Funds              37,551,268                              $18,223,585               19,327,683
Bank Common Trust Funds   66,175,397                  29,971,471               $36,203,926
Short Term Investments    10,290,153         50,604    8,590,166                 1,590,798       5,001                   53,584
Cash                         533,163         23,027        4,552      185,318       28,728     267,155                   24,383
Loans Receivable           3,981,946                                                                   $3,981,946
Contributions Receivable      24,168          8,362        2,601        1,449        3,705       1,735                    6,316
Interest Receivable           12,351            218       11,649           41          162          50                      231
Interfund Receivable
 (Payable)                                 (394,763)    (304,520)      (7,905)     501,233     239,235    (55,760)       22,480
Other Receivables                774                                                               774

Total Assets            $387,150,799   $130,137,522  $38,275,919  $18,402,488  $38,328,552 $19,841,633 $3,926,186  $138,238,499

Liabilities and Net
Assets Available for
Plan Benefits

Distribution Payable
 to Participants        $    520,594   $    191,395  $    36,421  $    17,283  $    67,344 $     5,648             $    202,503
Other Liabilities             62,008         59,149           28           15          774       2,042
Net Assets Available
 for Plan Benefits       386,568,197    129,886,978   38,239,470   18,385,190   38,260,434 $19,833,943  $3,926,186  138,035,996

Total Liabilities and Net
Assets Available for
Plan Benefits           $387,150,799   $130,137,522  $38,275,919  $18,402,488  $38,328,552 $19,841,633  $3,926,186 $138,238,499



Dominion Resources, Inc.
Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1994



                                                                                                               Nonparticipant
                                                                  Participant Directed                            Directed
                                     DRI Common                              Equity                             DRI Common
                                       Stock       Interest     America's    Index      Balanced       Loan       Stock
                           Total       Fund       Bearing Fund Utility Fund   Fund        Fund         Fund       Fund
Assets

Common Stock            $231,543,973 $115,424,670                                                              $116,119,303
U.S. Treasury Notes        9,267,834              $ 9,267,834
Mutual Funds              25,159,847                           $13,420,187              $11,739,660
Bank Common Trust Funds   46,493,895               29,492,668               $17,001,227
Short Term Investments     8,508,643    2,955,769     986,084      156,970    1,284,898     151,365               2,973,557
Cash                         253,928       27,974       6,772      171,913       12,402       6,724                  28,143
Loans Receivable           5,057,889                                                                $5,057,889
Contributions Receivable      23,784        9,083       2,593        1,778        2,325       1,444                   6,561
Interest Receivable           86,200          222      85,556           46          116          38                     222
Interfund Receivable
 (Payable)                                (11,627)   (206,913)      (6,390)     280,973      41,001   (160,153)      63,109
Other Receivables             27,821       12,063       3,828        5,944        5,729         257

Total Assets            $326,423,814 $118,418,154 $39,638,422  $13,750,448  $18,587,670 $11,940,489 $4,897,736 $119,190,895

Liabilities and Net
Assets Available for
Plan Benefits

Distribution Payable
 to Participants        $    227,402 $    101,571 $    19,492  $     4,531  $     1,357 $     4,028            $     96,423
Other Liabilities                684          684
Net Assets Available
 for Plan Benefits       326,195,728  118,315,899  39,618,930   13,745,917   18,586,313  11,936,461 $4,897,736 $119,094,472

Total Liabilities and Net
Assets Available for
Plan Benefits           $326,423,814 $118,418,154 $39,638,422  $13,750,448  $18,587,670 $11,940,489 $4,897,736 $119,190,895


Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1995
                                                                                                                      Nonparticipant
                                                       Participant Directed                                           Directed
                                          DRI Common                               Equity                             DRI Common
                                             Stock   Interest    America's       Index      Balanced       Loan       Stock
                             Total           Fund   Bearing Fund  Utility Fund    Fund        Fund         Fund       Fund
Investment Income:
Dividends               $ 19,244,113  $  8,303,336                $   752,087   $   378,731   $ 1,345,653             $  8,464,306
Interest and Other           892,225        34,512      476,794        3,225        29,425         5,021    $ 318,664       24,584

  Total                   20,136,338     8,337,848      476,794      755,312       408,156     1,350,674      318,664    8,488,890

Realized Gain (Loss)       3,032,198     1,348,224      102,473       97,699           676        77,625                 1,405,501
Unrealized Appreciation
 (Depreciation)           47,050,107    16,828,774    2,253,125    3,671,995     7,718,336     1,545,316                15,032,561

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan       325,430       146,033       24,765                                                            154,632

Contributions:
Participants              22,329,543    11,092,552    3,402,032    1,944,346     3,890,588     2,000,025
Participanting Companies   8,363,366                                                                                     8,363,366

Interfund Transfers, Net               (12,006,936)  (1,836,902)    (679,631)   10,644,834     4,530,386   (1,142,676)     490,925

  Total Additions/
    (Subtractions)       101,236,982    25,746,495    4,422,287     5,789,721   22,662,590     9,504,026     (824,012)  33,935,875

Distributions to
 Participants             40,517,577     14,078,153   5,714,483     1,137,853    2,958,019     1,594,519      139,348   14,895,202
Administrative Expense       346,936         97,263      87,264        12,595       30,450        12,025        8,190       99,149

  Total Deductions        40,864,513     14,175,416   5,801,747     1,150,448    2,988,469     1,606,544      147,538   14,994,351

Net Increase/(Decrease)   60,372,469     11,571,079  (1,379,460)    4,639,273   19,674,121     7,897,482     (971,550)  18,941,524

Net Assets Available
 for Plan Benefits:

Beginning of Year        326,195,728    118,315,899  39,618,930    13,745,917   18,586,313    11,936,461 $  4,897,736  119,094,472
End of Year             $386,568,197   $129,886,978 $38,239,470   $18,385,190  $38,260,434   $19,833,943 $  3,926,186 $138,035,996


Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1994
                                                                                                                     Nonparticipant
                                                          Participant Directed                                         Directed
                                          DRI Common                                 Equity                            DRI Common
                                             Stock      Interest     America's      Index       Balanced      Loan     Stock
                               Total         Fund    Bearing Fund  Utility Fund     Fund          Fund        Fund     Fund
Investment Income:
Dividends               $ 18,143,556  $  8,062,020                 $   683,026  $   375,338  $   735,526               $  8,287,646
Interest and Other         1,316,680        25,640   $   757,002        98,725       11,834        5,567  $   403,633        14,279

  Total                   19,460,236     8,087,660       757,002       781,751      387,172      741,093      403,633     8,301,925

Realized Gain (Loss)      (8,659,027)   (3,789,953)     (117,394)     (627,495)     (42,242)    (105,599)                (3,976,344)
Unrealized Appreciation
 (Depreciation)          (54,709,337)  (25,116,752)      489,611    (2,476,513)    (102,649)  (1,091,575)               (26,411,459)

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan     8,319,378     3,222,444     1,855,098                                                          3,241,836

Contributions:
Participants              22,908,667    12,117,602     3,434,923     2,594,979    2,922,891   1,838,272
Participanting Companies   8,713,218                                                                                      8,713,218

Interfund Transfers, Net                 4,076,871    (3,034,506)   (2,408,023)   1,828,293      400,918   (1,529,569)      666,016

  Total Additions/
    (Subtractions)        (3,966,865)   (1,402,128)    3,384,734    (2,135,301)   4,993,465    1,783,109   (1,125,936)   (9,464,808)

Distributions to
 Participants             52,181,439    20,111,634     7,178,722     1,931,580    1,728,563    1,700,024      438,584    19,092,332
Administrative Expense       314,564        90,507        77,871        11,091       24,991        9,329        7,735        93,040

  Total Deductions        52,496,003    20,202,141     7,256,593     1,942,671    1,753,554    1,709,353      446,319    19,185,372

Net Increase/(Decrease)  (56,462,868)  (21,604,269)   (3,871,859)   (4,077,972)   3,239,911       73,756   (1,572,255)  (28,650,180)

Net Assets Available
 for Plan Benefits:

Beginning of Year        382,658,596   139,920,168    43,490,789    17,823,889   15,346,402   11,862,705    6,469,991   147,744,652
End of Year             $326,195,728  $118,315,899   $39,618,930   $13,745,917  $18,586,313  $11,936,461  $ 4,897,736  $119,094,472


Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year December 31, 1993
                                        DRI Common                                   Equity
                                         Stock       Interest       America's        Index       Balanced         Loan
                             Total       Fund      Bearing Fund   Utility Fund       Fund          Fund          Fund
Investment Income:
Dividends               $ 17,087,299 $ 15,295,621                 $   601,455     $   158,275   $ 1,031,948
Interest                   2,072,323       12,924  $  1,604,823           312          11,859           181    $  442,224
  Total                   19,159,622   15,308,545     1,604,823       601,767         170,134     1,032,129       442,224

Realized Gain (Loss)       2,592,093    2,748,384      (140,511)                                    (15,780)
Unrealized Appreciation
 (Depreciation)           32,902,256   32,253,794     1,408,609      (744,249)        522,829      (538,727)

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan     1,839,714    1,616,697       223,017

Contributions:
Participants              22,002,757   12,966,328     5,654,827     1,292,729       1,306,558       782,315
Participanting Companies   8,757,674    8,757,674

Interfund Transfers, Net              (14,655,518)  (26,150,435)   16,769,881      13,483,748    10,728,874      (176,550)

  Total Additions/
    (Subtractions)        87,254,116   58,995,904   (17,399,670)   17,920,128      15,483,269    11,988,811       265,674

Distributions to
 Participants             19,345,601   15,098,610     3,864,859        83,053         125,095       117,468        56,516

Administrative Expense       417,366      244,584       124,182        13,186          11,772         8,638        15,004

  Total Deductions        19,762,967   15,343,194     3,989,041        96,239         136,867       126,106        71,520

Net Increase/(Decrease)
 Before Cumulative Effect
 of a Change in
 Accounting Principle     67,491,149   43,652,710   (21,388,711)   17,823,889      15,346,402    11,862,705       194,154

Cumulative Effect of a
 Change in Accounting
 Principle                 5,865,420    4,402,472     1,462,948
Net Increase/(Decrease)   73,356,569   48,055,182   (19,925,763)   17,823,889      15,346,402    11,862,705       194,154

Net Assets Available
 for Plan Benefits:
Beginning of Year        309,302,027  239,609,638    63,416,552            0                0             0     6,275,837
End of Year             $382,658,596 $287,664,820  $ 43,490,789  $17,823,889      $15,346,402   $11,862,705    $6,469,991

11. Right to Terminate

Virginia Power reserves the right to terminate the Plan by action of its Board of Directors. No termination of the Plan may retroactively diminish any participant's interest in the Plan or prejudice the accrued rights thereunder. In the event of termination of the Plan, no part of the Plan assets or any participant's interest in the Plan will revert to the Participating Companies.

12. Unrealized Appreciation/Depreciation

For 1993 through 1995, the net change in unrealized appreciation (depreciation) on investments was as follows:

                                      1995          1994         1993

Investments at Fair Value as
Determined by Quoted Market
Price:

Common Stock                      $31,861,335   $(51,528,211) $32,253,794
U.S. Treasury Bill                    112,656              0            0
U.S. Treasury Notes                         0       (313,351)      32,366
Mutual Funds                        5.217.311     (3,568,088)  (1,282,976)
                                   37,191,302    (55,409,650)  31,003,184

Investments at Estimated
Fair Value:

Bank Common Trust Funds             9,858,805        700,313    1,899,072
                                  $47,050,107   $(54,709,337) $32,902,256


13. Realized Gains and Losses on Dispositions

Proceeds from dispositions are reported net of any brokerage or other fees. Realized gains and losses on dispositions are recognized and measured using the carrying values for each transaction.

                                      1995         1994          1993

Investments at Fair Value
as Determined by Quoted
Market Price:

Common Stock                      $2,753,725  $(7,766,297)  $2,748,384
U.S. Treasury Notes                  102,473     (192,474)    (321,382)
Mutual Funds                         175,324     (733,094)     (15,780)
                                   3,031,522   (8,691,865)   2,411,222

Investments at Estimated
Fair Value:
  Bank Common Trust Funds                676       32,838      180,871
                                  $3,032,198  $(8,659,027)  $2,592,093













14. Investments Exceeding 5% of Net Assets

The following table represents the fair value of investments at each year end with investments exceeding 5% of the Plan's net assets shown separately:

                                        1995                1994

Investments at Fair Value as
 Determined by Quoted Market
 Price:

    Common Stock
     DRI Common Stock                $268,581,579       $231,543,973
    U.S. Treasury Bill                  6,770,930                  0
    U.S. Treasury Notes                         0          9,267,834
    Mutual Funds                       37,551,268         25,159,847
                                      312,903,777        265,971,654


Investments at Estimated Fair
 Value:

    NationsBank Employee
     Benefit Stable Capital Fund       29,971,471         29,492,668
    Mellon National Bank Employee
     Benefit Stock Index Fund          36,203,926         17,001,227
    Money Market                        3,519,223          8,508,643
                                     $382,598,397       $320,974,192


15.  Subsequent Event

Effective June 1, 1996, Mellon Bank will become Trustee of the Plan. The investment options will increase from 5 to 8, and the combined total of employee pretax and after-tax contributions may be from 2% to 17%. The Company match will continue to be made in Dominion Resources common stock.







                    DOMINION RESOURCES, INC.
                     EMPLOYEE SAVINGS PLAN
         SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1995
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES




Description                                                      Current
                                                  Cost            Value

Cash                                          $   533,163     $    533,163

Temporary cash investments:
  Virtus Money Market Fund II                   1,702,366        1,702,366
  Nations Cash Reserves Capital
   Class                                        1,815,806        1,815,806
  Mellon Employee Benefit Temporary
   Investment Fund                                  1,051            1,051

    Total temporary cash investments            3,519,223        3,519,223

United States Treasury Bill
DTD 01/04/96 due 04/04/96                       6,679,760        6,770,930

Dominion Resources Common Stock               222,501,788      268,581,579

Miller, Anderson and Sherrerd
Funds Fixed Income                             13,733,111       13,527,304

Miller, Anderson and Sherrerd
Funds Equity                                    5,526,075        5,800,379

America's Utility Fund                         17,422,004       18,223,585

Mellon National Bank Employee
Benefit Stock Index Fund                       28,159,639       36,203,926

NationsBank Employee Benefit
Stable Capital Fund (Collective Funds)         26,100,267       29,971,471

Participant Loans bearing
interest from 7.5% to 9.5% with
maturities ranging from 30 months
to 48 months                                    3,981,946        3,981,946

    Total Assets Held For Investment         $328,156,976     $387,113,506

                    DOMINION RESOURCES, INC.
                     EMPLOYEE SAVINGS PLAN

         SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1995
         ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS




The Dominion Resources, Inc. Employee Savings Plan assets are combined with the assets of the Virginia Power Hourly Employee Savings Plan in a master trust for investment purposes. Such schedules report the 5% transactions which transpired in 1995 for this master trust and were filed in paper format as
Exhibit 99(i).






















                               F-16